SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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ANWORTH MORTGAGE ASSET CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 24, 2007

Dear Stockholder:

Our annual meeting of stockholders will be held at the principal offices of our company located at 1299 Ocean Avenue, 2nd Floor, Santa Monica, California, at 10:00 a.m. on Thursday, May 24, 2007. The formal meeting notice and our proxy statement for the meeting are attached.

Each of the proposals to be presented at the annual meeting are described in the accompanying proxy statement. We urge you to carefully review the proxy statement which discusses each of the proposals in more detail.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope. Returning your completed proxy will ensure your representation at the annual meeting.

We look forward to seeing you on May 24.

Sincerely,

Lloyd McAdams

Chairman and Chief Executive Officer

ANWORTH MORTGAGE ASSET CORPORATION

1299 Ocean Avenue, 2nd Floor

Santa Monica, California 90401

(310) 255-4493

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 24, 2007

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Anworth Mortgage Asset Corporation, a Maryland corporation, will be held on Thursday, May 24, 2007 at 10:00 a.m. at our principal offices located at 1299 Ocean Avenue, 2nd Floor, Santa Monica, California 90401 for the following purposes:

1.	To elect six directors to serve for the ensuing year or until their successors are duly elected and qualified;

2.	To approve and adopt the Anworth Mortgage Asset Corporation 2007 Dividend Equivalent Rights Plan;

3.	To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

4.	To transact such other business as may properly come before the annual meeting or at any adjournment or postponement thereof.

Our board of directors recommends that you vote for each of the proposals. Stockholders of record at the close of business on April 13, 2007 are entitled to vote at the annual meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting in person. To ensure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose. Any stockholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

Sincerely,

Thad M. Brown

Secretary

Santa Monica, California

April 24, 2007

ANWORTH MORTGAGE ASSET CORPORATION

1299 Ocean Avenue, 2nd Floor

Santa Monica, California 90401

(310) 255-4493

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 24, 2007

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement contains information related to the annual meeting of Anworth Mortgage Asset Corporation, which will be held on Thursday, May 24, 2007 at the principal offices of our company located at 1299 Ocean Avenue, 2nd Floor, Santa Monica, California 90401, or at any adjournment or postponement thereof.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote upon the following matters:

•	The election of six directors to our board of directors, or the board;

•	The approval and adoption of the Anworth Mortgage Asset Corporation 2007 Dividend Equivalent Rights Plan;

•	The ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

•	Such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

We sent you these proxy materials because the board is requesting that you allow your shares to be represented at the meeting by the proxyholders named in the enclosed proxy card. This proxy statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission, or SEC, and that is designed to assist you in voting your shares. On April 24, 2007, we began mailing these proxy materials to all stockholders of record at the close of business on April 13, 2007.

Who is entitled to vote at the annual meeting?

Holders of record of our common stock at the close of business on April 13, 2007 are entitled to vote at the annual meeting. As of April 13, 2007, there were 45,616,076 shares of our common stock outstanding. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the annual meeting.

Your vote is important. Stockholders can vote in person at the annual meeting or by proxy. If you vote by proxy, the individuals named on the proxy card as representatives will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the other proposals.

What votes are needed to hold the annual meeting?

The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the meeting who will determine whether or not a quorum is present. For purposes of determining whether a quorum is present, abstentions and broker non-votes are counted as present.

How does the board recommend that I vote on the proposals?

If no instructions are indicated on your valid proxy, the proxyholders will vote in accordance with the recommendations of the board. The board recommends a vote:

•	“FOR” each of the nominees for director listed in this proxy statement;

•	“FOR” the approval and adoption of the Anworth Mortgage Asset Corporation 2007 Dividend Equivalent Rights Plan; and

•	“FOR” the ratification of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

With respect to any other matter that properly comes before the meeting or any adjournment or postponement thereof, the proxyholders will vote as recommended by the board, or if no recommendation is given, in their own discretion.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should contact your broker and ask what directions your broker will need from you. Your broker will not be able to vote your shares without instructions from you.

Can I change my vote after I have mailed my signed proxy card?

There are three ways in which you can change your vote before your proxy is voted at the annual meeting. First, you can send our secretary a written notice stating that you revoke your proxy. Second, you can complete and submit a new proxy card, dated a later date than the first proxy card. Third, you can attend the annual meeting and vote in person. Your attendance at the annual meeting will not, however, by itself revoke your proxy. If you hold your shares in “street name” and have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

What vote is required to approve each proposal?

The directors receiving the most votes at a meeting at which a quorum is present will be elected. The affirmative vote of a majority of all votes cast on the matter at a meeting at which a quorum is present is necessary to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm and to approve any other proposals to be brought before the annual meeting.

What is the effect of abstentions and broker non-votes?

Abstentions will not be counted as votes cast and will have no effect on the result of the vote. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The board consists of six members, four of whom are independent within our director independence standards, which are consistent with the director independence standards of the New York Stock Exchange, or NYSE. Consequently, at the annual meeting, a total of six directors will be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified.

Unless otherwise instructed, the proxyholders will vote the proxies received by them for the six nominees named below. If any of our nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present board to fill the vacancy. It is not presently expected that any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxyholders.

Information Regarding Nominees for Director

Biographical summaries and ages as of the date hereof of individuals nominated by the board for election as directors are provided below:

Lloyd McAdams, age 61, has been our Chairman of the Board, President and Chief Executive Officer since our formation in 1997. Mr. McAdams served in those capacities at Anworth Mortgage Advisory Corporation, our management company, from its formation in 1997 until its merger with our company in June 2002. Mr. McAdams has also served as Chairman of the Board of Belvedere Trust Mortgage Corporation, or Belvedere Trust, and Chairman of the Board and Chief Executive Officer of its management company, BT Management Company, L.L.C., or BT Management, since their formation in November 2003. Mr. McAdams is also the Chairman of the Board, Chief Investment Officer and co-founder of Pacific Income Advisers, Inc., or PIA, an investment advisory firm organized in 1986 that manages portfolios for institutional and individual clients. Mr. McAdams is also the Chairman of Syndicated Capital, Inc., a registered broker-dealer. Mr. McAdams holds a Bachelor of Science in Statistics from Stanford University and a Masters in Business Administration from the University of Tennessee. Mr. McAdams is a Chartered Financial Analyst charterholder and a Certified Employee Benefit Specialist.

*Lee A. Ault, III, age 70, has been a director of our company since October 2002 and is also a private investor. Mr. Ault has also served as a director since July 1999 and as Chairman of the Board (non-executive) since November 2005 of American Funds Insurance Series, Inc. He has also served as Chairman of the Board (non-executive) of American Funds Target Date Retirement Series, Inc. since December 2006. Mr. Ault also serves as a director of Office Depot, Inc. From 1968 until 1992, he was Chief Executive Officer of Telecredit, Inc., a payment services company. He also served as President of Telecredit, Inc. from 1968 until 1983 and as Chairman of the Board from 1983 until 1992. From 1999 until 2006, Mr. Ault served as Chairman of the Board of In-Q-Tel, Inc., a technology venture company.

*Charles H. Black, age 80, has been a director of our company since its formation. Since 1985, Mr. Black has been a private investor and financial consultant. From 1985 to 1987, he served as Vice Chairman and Director of Pertron Controls Corporation. From 1982 to 1985, Mr. Black served as the Executive Vice President, Director, Chief Financial Officer and Chairman of Investment Committee for Kaiser Steel Corporation. From 1980 to 1982, Mr. Black served as Executive Vice President and Chief Financial Officer of Great Western Financial Corporation. From 1957 to 1980, Mr. Black served at Litton Industries, where he ultimately held the position of Corporate Vice President and Treasurer. Mr. Black serves as an advisory director of Windsor Capital Group, Inc. and Jet Fleet International Inc.

*Joe E. Davis, age 72, has been a director of our company since its formation. Since 1982, Mr. Davis has been a private investor. From 1974 to 1982, Mr. Davis served as President and Chief Executive Officer of National Health Enterprises, Inc. Mr. Davis also serves as a director of Natural Alternatives, Inc., American Funds Insurance Series, Inc. and American Funds Target Date Retirement Series, Inc.

*Robert C. Davis, age 62, has been a director of our company since May 2005. Mr. Davis has been the Chief Executive Officer of Optimus EMR, Inc. since 2000. Prior to that, he served as Chief Executive Officer and Chairman of the Board of Amcare, Inc. and as a director of Roger Cleveland Golf Company, Inc. Mr. Davis holds both a Master of Business Administration degree in Finance and a Bachelor of Science degree in Accounting from the University of Southern California.

Joseph E. McAdams, age 38, has been a director and Executive Vice President of our company since June 2002 and Chief Investment Officer of our company since January 2003. Mr. McAdams joined our company as a Vice President in June 1998. Mr. McAdams has also served as a director of Belvedere Trust and a manager of BT Management since their formation. Mr. McAdams joined PIA in 1998 and holds the position of Senior Vice President. Mr. McAdams serves as Fixed Income Portfolio Manager of PIA with a specialty in mortgage-backed securities and is also responsible for PIA’s fixed income trading. Prior to joining PIA, from 1993 to 1998, Mr. McAdams was employed by Donaldson, Lufkin & Jenrette Securities Corp. as a mortgage-backed security trader and analyst. Mr. McAdams holds a Master of Arts degree in Economics from the University of Chicago and a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania. Mr. McAdams is also a Chartered Financial Analyst charterholder.

*	Member or nominee to be member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Mr. Joe E. Davis and Mr. Robert C. Davis are not related.

Vote Required

The directors receiving the most votes at a meeting at which a quorum is present will be elected.

The board recommends that you vote FOR the election of each of the nominees listed above. Proxies received will be so voted unless stockholders specify otherwise in the proxy.

Corporate Governance

The board believes we have observed sound corporate governance practices in the past. Nevertheless, during the past four years, and particularly following enactment of the Sarbanes-Oxley Act of 2002, we, like many public companies, have addressed the changing environment by reviewing our policies and procedures and, where appropriate, adopting new practices. In connection with these corporate governance initiatives, and based on a review of our current practices, current and pending laws and regulations, evolving corporate practices and standards and other factors, we have taken the following actions during the past four years:

•	amended the written charter for our Audit Committee pursuant to the revised rules of the NYSE;

•	upon the merger with our external manager in 2002, formed a Compensation Committee and adopted a written charter for such committee;

•	formed a Nominating and Corporate Governance Committee and adopted a written charter for such committee pursuant to the rules of the NYSE;

•

adopted and later amended a corporate Code of Conduct which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•

adopted and later amended Corporate Governance Guidelines pursuant to the rules of the NYSE that govern, among other things, board member qualifications, responsibilities, compensation, management succession, as well as board self-evaluation; and

•	nominated four of six directors for election who qualify as “independent” as defined in the rules of the NYSE.

Independence of Nominees for Director

The NYSE standards of an “independent director” are as follows:

•

(a) No director qualified as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the listed company (directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Companies must identify which directors are independent and disclose the basis for that determination;

•	(b) In addition, a director is not independent if:

(i)	The director is, or has been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer of the listed company.
(ii)	The director has received, or has an immediately family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).
(iii)	(A) The director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company’s audit within that time.
(iv)	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on that company’s compensation committee.
(v)	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

The board has determined that all of the nominees standing for election at the annual meeting of stockholders, other than Lloyd McAdams and Joseph E. McAdams, our Chairman, Chief Executive Officer and President and Chief Investment Officer and Executive Vice President, respectively, are “independent” of our company under the aforementioned NYSE standards in that such nominees have no material relationship with us either directly or as a partner, stockholder or affiliate of an organization that has a relationship with our company. The board has made this determination in part based on the following:

•	other than Lloyd McAdams and Joseph E. McAdams, no nominee for director has any current or prior material relationships with our company aside from his directorship that could affect his judgment;

•

other than Lloyd McAdams and Joseph E. McAdams, no nominee for director is, or has been within the last three years, an employee of our company, or has an immediate family member that is or has been within the last three years, an executive officer of our company;

•

other than Lloyd McAdams and Joseph E. McAdams, no nominee for director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from our company, other than director and committee fees and pension or other forms of deferred compensation for prior service (such compensation not being contingent in any way on continued service);

•	no nominee for director or an immediate family member of a nominee for director is a current partner of a firm that is our company’s internal or external auditor;

•	no nominee for director is a current employee of a firm that is our company’s internal or external auditor;

•

no nominee for director has an immediate family member who is a current employee of a firm that is our company’s internal or external auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

•

no nominee for director or an immediately family member of a nominee for director was within the last three years (but is no longer) a partner or employee of a firm that is our company’s internal or external auditors and personally worked on our company’s audit within that time;

•

other than Lloyd McAdams and Joseph E. McAdams, no nominee for director or an immediate family member of a nominee for director is, or has been within the last three years, employed as an executive officer of another company where any of our company’s present executive officers at the same time serves or served on that company’s compensation committee; and

•

other than Lloyd McAdams and Joseph E. McAdams, no nominee for director is a current employee, or has an immediate family member that is a current executive officer of a company that has made payments to, or received payments from, our company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Presiding Director

Our independent directors appoint a presiding director to strengthen the independence and the role of the independent directors. The duties of the presiding director are to:

•	preside at board meetings in the absence of the chairman of the board, or upon designation by a majority of directors;

•	preside at executive sessions or other meetings of the independent directors;

•	recommend the retention of consultants, legal, financial or other professional advisors who are to report directly to the board;

•	consult with the chairman of the board as to agenda items for board and committee meetings; and

•	coordinate with committee chairs in the development and recommendations relative to board and committee meeting schedules.

The independent directors have decided to rotate the position of presiding director among the independent directors. As such, each calendar quarter, a different independent director fulfills the role of presiding director at each meeting of the board.

Board Committees

The board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Other committees may be established by the board from time to time. The following is a description of each of the committees and their composition.

Audit Committee

Our Audit Committee consists of four members: Messrs. Joe Davis (chairman), Black, Ault, and Robert Davis, each of whom qualifies as “independent” under the rules of the NYSE. The board has determined that:

•	Mr. Black qualifies as an “audit committee financial expert,” as defined by the SEC, and

•	all members of the Audit Committee are “financially literate,” within the meaning of NYSE rules, and “independent,” under the strict audit committee independence standards of the SEC.

Our Audit Committee operates pursuant to a written charter adopted by the board. Among other things, the Audit Committee Charter calls upon the Audit Committee to:

•	review the financial information that will be provided to the stockholders and others;

•	review the adequacy of systems of internal controls that management and the board have established;

•	review our audit and financial reporting process; and

•	maintain free and open lines of communication among the committee, our independent auditors and management.

It is not the duty of the Audit Committee to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing our financial statements, and our independent auditors are responsible for auditing those financial statements. Our Audit Committee does, however, consult with management and our independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent certified public accountants and approving professional services provided by the independent public accountants.

The Audit Committee held four meetings during 2006.

Compensation Committee

Our Compensation Committee consists of four members: Messrs. Black (chairman), Joe Davis, Ault and Robert Davis. The board has determined that all of the Compensation Committee members qualify as:

•	“independent directors” under the NYSE independence standards;

•	“non-employee directors” under the Exchange Act Rule 16b-3; and

•	“outside directors” under Internal Revenue Code section 162(m).

Our Compensation Committee has been delegated authority by the board to administer our equity incentive plans, to determine the Principal Executive Officer’s salary and bonus, if any, and to make salary and bonus recommendations to the Principal Executive Officer regarding all other employees. The Compensation Committee has delegated the responsibility for salary adjustments and bonus payments on all other employees to the Principal Executive Officer subject to the following exceptions: Relative to the Chief Investment Officer, the Principal Financial Officer and any other employee so designated by the Compensation Committee, any salary increase or payment of bonus compensation other than those subject to the 2002 Incentive Compensation Plan (or the “2002 Incentive Plan”) shall become effective only after approval by the Principal Executive Officer and then the ratification of the Compensation Committee. The Compensation Committee did not use the services of any external consultant in determining either executive or director compensation.

Our Compensation Committee operates pursuant to a written charter adopted by the board which is posted on our web site at www.anworth.com (the information on our web site is not a part of this proxy statement). Among other things, the charter calls upon the Compensation Committee to:

•

determine our compensation policies and all forms of compensation to be provided to our executive officers and directors including, among other things, annual salaries, bonuses, restricted stock and other incentive compensation arrangements;

•	administer our 2002 Incentive Plan;

•	administer our 2004 Equity Compensation Plan; and

•	review stock and incentive compensation arrangements for our other employees.

The Compensation Committee held five meetings during 2006.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of four members: Messrs. Ault (chairman), Black, Joe Davis and Robert Davis. Our Nominating and Corporate Governance Committee establishes and implements our corporate governance practices and nominates individuals for election to the board. The committee is composed entirely of independent directors as required by NYSE rules.

Our Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the board. Among other things, the charter calls upon the Nominating and Corporate Governance Committee to:

•	develop criteria for selecting new directors and to identify individuals qualified to become board members and members of the various committees of the board;

•	select, or to recommend that the board select, the director nominees for the each annual meeting of stockholders and the committee nominees; and

•	develop and recommend to the board a set of corporate governance principles applicable to the corporation.

The Nominating and Corporate Governance Committee held two meetings during 2006.

Additional Governance Matters

Code of Conduct

The board has established the Anworth Mortgage Asset Corporation Code of Ethics and Business Conduct, or the Code of Conduct, which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act. Among other matters, the Code of Conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code of Conduct to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Conduct.

Waivers to the Code of Conduct may be granted only by our Nominating and Corporate Governance Committee. In the event that the committee grants any waivers of the elements listed above to any of our officers, or if any amendment is made to any provision of the Code of Conduct, we expect to announce the waiver or amendment within four business days on the “Corporate Governance” section of our web site at www.anworth.com (the information on our web site is not a part of this proxy statement).

Public Availability of Corporate Governance Documents

Our key corporate governance documents, including our Code of Conduct and the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are:

•	available on our corporate web site at www.anworth.com (the information on our web site is not a part of this proxy statement);

•	available in print to any stockholder who requests them from our corporate secretary; and

•	filed as exhibits to our securities filings with the SEC.

Director Compensation

Our independent directors receive an annual fee of $50,000, payable quarterly, for service on the board, plus meeting fees of $2,000 for each formally called board meeting and $1,000 for each formally called committee meeting that the independent directors attend at which a quorum is present. We reimburse all of our directors for the expenses they incur in connection with attending board and committee meetings.

Each independent member of the board who is first elected or appointed as a board member at any time on or after the effective date of the 2004 Equity Compensation Plan is automatically awarded a stock grant of 2,000 shares of common stock upon the date such person is initially appointed to the board. In addition, on the first business day in July in each calendar year following the effective date of the 2004 Equity Compensation Plan, each independent board member then in office is automatically awarded a stock grant of 2,000 shares of common stock, provided such individual has served as an independent board member for at least six months. We may also make additional grants of equity awards to our independent board members from time to time.

The following table sets forth information regarding the various components of compensation to our independent directors during the fiscal year ended December 31, 2006:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lee A. Ault	67,500	16,480	—	—	—	—	83,980
Charles H. Black	71,500	16,480	—	—	—	—	87,980
Joe E. Davis	69,000	16,480	—	—	—	—	85,480
Robert C. Davis	68,000	16,480	—	—	—	—	84,480

(1)	Each of our independent directors receives an annual stock award of 2,000 shares of common stock. The closing price of our common stock on the date of the award was $8.24.

In addition to the common stock award of 2,000 shares of common stock, the independent directors receive the following compensation which is paid in cash:

•	an annual retainer of $50,000;

•	a fee of $2,000 for each board meeting attended at which a quorum is present, which is reduced to $1,000 if the participation is telephonic; and

•	a fee of $1,000 for each committee meeting attended at which a quorum is present, which is reduced to $500 if the participation is telephonic.

Director Attendance

During 2006, the board held six meetings. Each director attended more than 90% of the aggregate of the meetings of the board and the meetings of each committee of which that director is a member.

Executive Sessions of the Board

Our independent directors meet regularly in executive session without management, as required by our corporate governance guidelines, to review the performance of management and our company and any related matters. Generally, executive sessions are held in conjunction with regularly scheduled meetings of the board. We expect the board to have a least four executive sessions each year.

Stockholder Meeting Attendance

As a general matter, all of our directors are encouraged to attend our annual meetings of stockholders. All of our directors attended the 2006 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

No officer or employee participated in deliberations of the board concerning their own compensation. None of our executive officers has served on the board or on the compensation committee of any other entity which had officers who served on the board or our Compensation Committee.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

All of our officers serve at the discretion of the board. The persons listed below are our executive officers:

Name	Age	Positions with our Company
Lloyd McAdams	61	Chairman of the Board, President and Chief Executive Officer
Thad M. Brown	57	Chief Financial Officer, Treasurer and Secretary
Joseph E. McAdams	38	Chief Investment Officer, Executive Vice President and Director
Heather U. Baines	65	Executive Vice President
Charles J. Siegel	57	Senior Vice President—Finance and Assistant Secretary
Evangelos Karagiannis	45	Vice President and Portfolio Manager
Bistra Pashamova	36	Vice President and Portfolio Manager
Claus H. Lund	56	Chief Executive Officer, Belvedere Trust Mortgage Corporation
Russell J. Thompson	49	Chief Financial Officer, Belvedere Trust Mortgage Corporation

Biographical information regarding each executive officer other than Lloyd McAdams and Joseph E. McAdams is set forth below. Lloyd McAdams’ and Joseph E. McAdams’ biographical information is set forth above under “Election of Directors.”

Thad M. Brown has been the Chief Financial Officer, Treasurer and Secretary of our company since June 2002. Mr. Brown has also been a manager and Chief Financial Officer of BT Management Company, L.L.C. since its formation. Mr. Brown has also been the Chief Operating and Compliance Officer, Secretary and Treasurer of Pacific Income Advisers since April 2002. From 1999 to 2002, Mr. Brown was President and Chief Executive Officer of Wealthpoint, a financial consulting and investment advisory firm. From 1987 until 1999, Mr. Brown was associated with Provident Investment Counsel, eventually becoming its Chief Operating Officer and Senior Vice President. Mr. Brown began his career with Touche Ross & Co. Mr. Brown graduated magna cum laude from Metropolitan State College, holds a master’s degree in tax law from the University of Denver, is a Certified Public Accountant, received the Personal Financial Specialist designation from the American Institute of Certified Public Accountants, the CFP® designation from the CFP Board and the Investment Adviser Certified Compliance Professional (IACCPsm) designation from National Regulatory Services.

Heather U. Baines has been an Executive Vice President of our company since its formation. Ms. Baines served as an Executive Vice President of our management company from its formation until its merger with our company. Since 1987, Ms. Baines has held the position of President and Chief Executive Officer of PIA. From 1978 to 1987, Ms. Baines was employed by Security Pacific Investment Managers, Inc., ultimately holding the position of Senior Vice President and Director. Ms. Baines holds a Bachelor of Arts degree in Business from Antioch College.

Charles J. Siegel joined our company in October 2004 and has served as Senior Vice President—Finance, since January 2005 and as Assistant Secretary since May 2005. From February 2003 to September 2004, Mr. Siegel was affiliated with Borrowers Best Mortgage Company, L.P., a mortgage originator, initially as a consultant and then as the Company’s Chief Financial Officer. From October 2001 to February 2003, Mr. Siegel served as the Chief Financial Officer of Instafi.com, a mortgage originator. From 2000 to October 2001, Mr. Siegel was an independent consultant and also worked as a financial planner. From December 1999 to August 2000, Mr. Siegel served as a consultant to PacificAmerica Money Center, where he had served as Chief Financial Officer from 1993 until October 1999. PacificAmerica Money Center filed for bankruptcy protection in November 1999. Mr. Siegel began his career with KPMG, LLP. Mr. Siegel holds a Bachelor of Science degree from Syracuse University and is a Certified Public Accountant.

Evangelos Karagiannis has been a Vice President and Portfolio Manager of our company since its formation. Mr. Karagiannis served as a Vice President of our management company from its formation until its merger with our company. Mr. Karagiannis joined PIA in 1992 and holds the position of Vice President. Mr. Karagiannis serves as Fixed Income Portfolio Manager with a specialty in mortgage-backed securities and is also responsible for PIA’s quantitative research. Mr. Karagiannis has been the author and co-author with Mr. Lloyd McAdams of articles on fixed income portfolio management and for PIA’s internal research. Mr. Karagiannis holds a Doctor of Philosophy degree in physics from the University of California at Los Angeles, or UCLA, and, prior to joining PIA, was a postdoctoral fellow at UCLA, where he was a Fulbright Scholar. Mr. Karagiannis is also a Chartered Financial Analyst charterholder.

Bistra Pashamova has been a Vice President of our company since October 2002 and a Portfolio Manager since she joined our company in June 2002. Ms. Pashamova joined PIA in 1997 and holds the position of Vice President. Ms. Pashamova serves as Fixed Income Portfolio Manager with a specialty in mortgage-backed securities. Ms. Pashamova holds a Master of Arts degree in Economics from the University of Southern California and a Bachelor of Arts degree in Economics and International Studies from Denison University. Ms. Pashamova is also a Chartered Financial Analyst charterholder.

Claus H. Lund has been the Chief Executive Officer and a director of Belvedere Trust and a manager and the President of BT Management since their formation. Mr. Lund was previously the Executive Vice President of Mortgage Asset Management at Bank of America from September 1992 to November 1998 and Chief Administrative Officer and Senior Vice President of Business Process Outsourcing at Providian Financial from May 1999 to June 2001. Mr. Lund holds a Master of Business Administration degree from UCLA and a Master of Arts from Stanford University for Germanic Studies. Mr. Lund had served as a director of E-LOAN, Inc. until October 31, 2005 when E-LOAN was acquired by Banco Popular.

Russell J. Thompson has been the Chief Financial Officer of Belvedere Trust and a manager and Executive Vice President of BT Management since their formation. Mr. Thompson was previously a Vice President and the Manager of Mortgage Capital Markets for a portion of his engagement at Bank of America from October 1994 to September 1999 and Senior Vice President for a portion of his engagement at Providian Financial from September 1999 to November 2003. Mr. Thompson holds a Master of Business Administration from UCLA and a Bachelor of Science in Business from the University of Southern California.

Compensation Discussion and Analysis

This discussion and analysis will focus on the following: (1) the objectives of the executive compensation policies and practices; (2) the actions or behaviors the compensation program is designed to reward; (3) each element of compensation; (4) the rationale for each element of compensation; (5) the methodologies utilized by us in determining the amounts to pay for each element; and (6) how the elements of compensation and our rationale for each element fit together within our overall compensation objectives.

Compensation Philosophy

Our executive compensation program is designed with the following primary objectives: (1) provide proper incentive to management to maximize performance in order to serve the best interests of the stockholders; (2) compensate executive officers at a level and in a manner that ensure we are capable of attracting, motivating and retaining highly qualified and productive executives; and (3) ensure the long-term commitment of the current management team, which is a crucial factor in our future performance.

In keeping with these objectives, the compensation program has been designed to: (1) align the interests of the executive officers with the interests of our stockholders; (2) ensure the long-term commitment of the management team; and (3) ensure direct accountability for both our overall performance and for the individual executive’s performance and contribution to our overall performance.

Elements of Compensation

This section of the Compensation Discussion and Analysis describes the elements of compensation, why they were selected, how the amounts of each element are determined and how the different elements fit together within our compensation objectives.

The elements of compensation include: (1) employment agreements; (2) base salary; (3) an incentive compensation plan; (4) bonuses; (5) long-term incentive awards (equity awards); (6) fringe benefits; (7) a non-qualified deferred compensation plan; and (8) change in control provisions in employment agreements or Change in Control and Arbitration Agreements.

Employment Agreements

Compensation of the Principal Executive Officer (Lloyd McAdams), the Chief Investment Officer (Joseph McAdams) and the Executive Vice President (Heather U. Baines) is in accordance with their employment agreements. These agreements also have provisions for incentive compensation under the 2002 Incentive Plan, restricted stock and payments in the event of termination without “cause” or termination for “good reason”. The Compensation Committee believes that these employment agreements are an important part of ensuring the long-term commitment of these officers.

Mr. Claus Lund is the President of Belvedere Trust and Mr. Russell Thompson is the Executive Vice President and Treasurer of Belvedere Trust. BT Management (the company managing Belvedere Trust) has entered into agreements with Messrs. Lund and Thompson whereby Mr. Lund serves as the President of BT Management and Mr. Thompson serves as Executive Vice President and Treasurer of BT Management. These employment agreements provide for minimum base salaries, opportunity for incentive and provision for payments under various termination events. The terms of their employment agreements are evergreen provisions for one year unless written notice is provided by either party ninety days prior to the end of the current term. These employment agreements are designed to incentivize these key officers of BT Management to maximize the return on equity of Belvedere Trust, our wholly-owned subsidiary and the company that BT Management manages.

Base Salary

The base salaries of our other executive officers are determined by market comparison taking into account individual performance, experience and level of responsibility. Salaries are designed to be competitive within the marketplace as one of the elements in attracting, motivating and retaining the management team.

Incentive Plan

Under our 2002 Incentive Plan, various executive officers have the opportunity to earn incentive compensation for each fiscal quarter. The 2002 Incentive Plan is tied directly to our performance and is designed to incentivize key employees to maximize return on equity. The total aggregate amount of compensation that may be earned quarterly by all participants under the plan equals a percentage of net income, before incentive compensation, in excess of the amount that would produce an annualized return on average net worth equal to the ten-year U.S. Treasury Rate plus 1%, or the Threshold Return. At December 31, 2006, the Threshold Return was 5.63%.

The 2002 Incentive Plan contains a “high water-mark” provision requiring that in any fiscal quarter in which net income is an amount less than the amount necessary to earn the Threshold Return, the Company will calculate negative incentive compensation for that fiscal quarter which will be carried forward and will offset future incentive compensation earned under the plan with respect to participants who were participants during the fiscal quarter(s) in which negative incentive compensation was generated. Pursuant to their employment agreements, Lloyd McAdams, Joseph McAdams and Heather U. Baines are entitled to minimum percentages of all amounts paid under the 2002 Incentive Plan. Those percentages are 45%, 25% and 5%, respectively. The three executives may be paid up to 50% of their respective incentive compensation earned under such plan in the form of our common stock.

Bonuses

Certain executive officers and employees, including our Principal Financial Officer, are not eligible for the 2002 Incentive Plan. These employees receive a quarterly cash bonus based on their individual performance and other criteria as the Compensation Committee and the Principal Executive Officer deem appropriate. In determining the amount paid, the Compensation Committee and the Principal Executive Officer take into consideration other elements of these employees’ compensation as well as market comparisons. This is considered an important element in attracting, motivating and retaining these members of the management team and other key employees.

Long-Term Incentive Compensation

The Compensation Committee believes that the long-term commitment of the current management team is a crucial factor in our future performance. One of the elements used to promote the long-term performance and commitment of management is long-term incentive compensation realized through the granting of restricted stock and stock options to executive officers and other key employees. These are granted based on the assessment by the Principal Executive Officer and reviewed and approved by the Compensation Committee of each employee’s individual performance and contribution to our performance. Restricted stock and stock options are granted to aid in the retention and to align the interests of executive officers with those of our stockholders. The granting of an equity interest serves to link management interests with stockholder interests and to motivate executive officers to make long-term decisions that are in the stockholders’ and our best interests and also to provide an incentive to maximize stockholder value. In granting such equity interests to management and employees, the Compensation Committee considers the Company’s stock ownership limitations that apply to all stockholders. These limitations are in our corporate charter and may also be found in the “Risk Factors” in our Form 10-K.

Fringe Benefits

The Company contributes to a cafeteria plan for the benefit of employees to be used for health, dental and life insurance, parking and other qualified perks. The Company also makes employer matching contributions to the 401(k) plan. Benefits are provided to all employees in accordance with practices within the marketplace and are a necessary element of compensation in attracting, motivating and retaining employees.

Deferred Compensation Plan

The Anworth Mortgage Asset Corporation Deferred Compensation Plan, or the Deferred Compensation Plan, permits eligible officers to defer the payment of all or a portion of their cash compensation that otherwise would be in excess of the $1 million annual limitation on deductible compensation imposed by Section 162 (m) of the Internal Revenue Code, or the Code. Under this limitation, compensation paid to our Principal Executive Officer, Principal Financial Officer and our three other highest paid officers is not deductible by us for income tax purposes to the extent the amount paid to any such officer exceeds $1 million in any calendar year, unless such compensation qualifies as performance-based compensation under Section 162 (m). Our board of directors designates the eligible officers who may participate in the Deferred Compensation Plan and, to date, has designated Lloyd McAdams, our Principal Executive Officer, and Joseph McAdams, our Chief Investment Officer, as the only officers who may participate in this plan.

Change in Control Provisions

Various executive officers and employees, including our Principal Executive Officer, Principal Financial Officer, Chief Investment Officer, and Executive Vice President, have either change in control provisions in their employment agreements or have entered into Change in Control and Arbitration Agreements with the Company. These provisions or agreements grant these officers and employees certain compensation and accelerated vesting of equity awards in the event that a change in control occurs. These agreements (as more fully described on page 22 of this proxy statement) are based on market comparison and are an important element in the retention of these officers and employees.

Relationship Between Elements and Objectives

In determining the total amount and mixture of the compensation package for each executive officer, the Principal Executive Officer and the Compensation Committee subjectively consider individual performance, including past and expected contributions, overall performance, long-term goals and such other factors as the Principal Executive Officer and the Compensation Committee determine to be appropriate. Such compensation may be subject to the rights of certain executives to be paid certain minimum amounts or percentages under their respective employment agreements and under the 2002 Incentive Compensation Plan, as applicable. The use of both cash compensation (salary, bonus and incentive plan) and long-term compensation (equity awards) achieves the objective of attracting, motivating and retaining executive officers and employees. The 2002 Incentive Compensation Plan provides the officers and employees with the incentive to maximize return on equity. Long-term compensation realized through the use of equity awards achieves the objectives of aligning management’s interests with stockholders’ interests; attracting, motivating and retaining officers and employees; and ensuring the long-term commitment of the management team.

Other Factors and Considerations

Timing of Grants of Options and Restricted Stock

We do not have, nor do we intend to have, a program, plan or practice to select the grant dates of stock options and restricted stock for executive officers in coordination with the release of material non-public information. It is our practice to use the actual grant date when setting option exercise prices or when granting restricted stock. The grant dates used are usually the dates when the board of directors approved the grants or when the board of directors set an effective grant date (usually within a short period of time after approval).

Basis for Using Different Forms of Equity Awards for Long-Term Incentive Compensation

Prior to December 2005, we granted stock options to our executive officers and employees as a means of realizing long-term incentive compensation. In December 2005, our board of directors authorized the immediate vesting of all our then-outstanding common stock options. No other terms of the outstanding common stock options were modified. The decision to accelerate the vesting of the common stock options was based upon the conclusion that the outstanding common stock options were currently not achieving management’s employee motivation and retention goals because the strike prices of the outstanding common stock options were in excess of the fair market value of the underlying common stock. In October 2005, our board of directors decided that we would utilize restricted stock instead of stock options in the future as a means of realizing long-term incentive compensation.

In October 2005, our board of directors approved the grant of 200,780 shares of restricted stock to various of our employees under our 2004 Equity Plan. The stock price on the grant date was $7.72. The restricted stock vests 10% per year on each anniversary date for a ten-year period and shall also vest immediately upon the death of the grantee or upon the grantee reaching age 65. Each grantee shall have the right to sell 40% of the restricted stock anytime after such shares have vested. The remaining 60% of such vested restricted stock may not be sold until after termination of employment with us.

In October 2006, our board of directors approved a grant of an aggregate of 197,362 shares of performance-based restricted stock to various of our officers and employees under our 2004 Equity Plan. Such grant was made effective on October 18, 2006. The closing stock price on the effective date of the grant was $9.12. The shares will vest in equal annual installments over the next three years provided that the annually compounded rate of return on our common stock, including dividends, exceeds 12% measured from the effective date of the grant to each of the next three anniversary dates. If the annually compounded rate of return does not exceed 12%, then the shares will vest on the anniversary date thereafter when the annually compounded rate of return exceeds 12%. If the annually compounded rate of return does not exceed 12% within ten years after the effective date of the grant, then the shares will be forfeited. The shares will fully vest within the ten-year period upon the death of a grantee. Upon vesting, each grantee shall have the right to sell 40% of the restricted stock anytime after such shares have vested. The remaining 60% of such vested restricted stock may not be sold until after termination of employment with us or upon the tenth anniversary of the effective date.

Executive Management’s Involvement in Compensation Policies

The Principal Executive Officer is responsible for all salary adjustments and bonus payments subject to the following exceptions: relative to the Chief Investment Officer, the Principal Financial Officer and any other employee so designated by the Compensation Committee, any salary increases or payment of bonus compensation other than those subject to the 2002 Incentive Plan shall become effective only after approval by the Principal Executive Officer and then the ratification of the Compensation Committee. Adjustments to the Principal Executive Officer’s salary and bonus compensation other than those subject to the 2002 Incentive Plan shall become effective only after approval by the Compensation Committee. The Compensation Committee monitors the total cost of the various compensation arrangements annually when it reviews the Summary Compensation Table and other related tables as disclosed in the annual proxy statement.

Accounting and Tax Considerations of Different Forms of Compensation

The Compensation Committee periodically reviews the potential implications of Section 162 (m) of the Code. This section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its named executive officers unless the compensation is performance-based within the meaning of Section 162 (m). Although the Compensation Committee will consider various alternatives for preserving the deductibility of compensation payments, the Compensation Committee reserves the right to award compensation to the executives that may not qualify under Section 162 (m) as deductible compensation. Alternatively, at the election of the eligible executives, such compensation may be deferred pursuant to the Deferred Compensation Plan until future periods to mitigate the effects of Section 162 (m). As the Company has vested all of its outstanding stock options at the end of 2005, there are, presently, no other accounting or tax considerations.

Review of Market Data

Each year, we review our executive compensation by analyzing the compensation practices of our peers with other relevant factors such as firm profitability and performance. We consider our peer group to be mortgage REITs but have narrowed this to the companies in this peer group which we believe are most similar to various aspects of our business. This peer group consists of the following companies: Redwood Trust, Inc., MFA Mortgage Investments, Inc., Annaly Capital Management, Inc. and Luminent Mortgage Capital, Inc.

Although the base salaries and bonuses for our Named Executive Officers are in the lower half of this peer group average for 2006, the Compensation Committee believes that total compensation may, in future years, exceed the mean of our peer group based on our performance and profitability. In order to more closely align the interests of management with that of our shareholders, the Compensation Committee believes that a significant amount of compensation paid should be in the form of incentive compensation and equity compensation which is based on our performance and profitability. Although the Company did not pay out any incentive compensation in 2006, amounts that were paid out in prior years were near the median level for this peer group. The Compensation Committee believes that the provisions of the 2002 Incentive Plan provide the proper incentives for key employees to maximize return on equity. The 2002 Incentive Plan provides for a minimum Threshold Return before any incentive compensation is paid. Also, the 2002 Incentive Plan contains a “high-water mark” provision where any negative incentive compensation accrual must be offset before any incentive compensation is paid. At December 31, 2006, there was a negative incentive compensation accrual carried forward of $4.8 million.

The Compensation Committee believes that the use of long-term incentive compensation through the granting of restricted stock, stock options and other dividend and equity awards promotes the long-term performance and commitment of management. The Compensation Committee has reviewed the use of such awards in our peer group and has determined that the stock awards that have been granted to the Company’s management are consistent with those granted within the peer group.

Executive Compensation and Related Matters

The following table provides certain summary information concerning the compensation earned by our Principal Executive Officer, Principal Financial Officer and each of our three other most highly compensated executive officers whose aggregate total compensation was in excess of $100,000 for services rendered in all capacities to us and our subsidiaries for the fiscal year ended December 31, 2006 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Comp. ($)	Change in Pension Value and Non-Qualified Deferred Comp. Earnings ($)	All Other Comp. ($)	Total ($)
Lloyd McAdams	2006	607,500	—	62,500	—	—	2,532	38,590	711,122
Principal Executive Officer
Thad M. Brown	2006	151,875	100,000	27,500	—	—	—	1,883	281,258
Principal Financial Officer
Joseph E. McAdams	2006	405,000	—	40,833	—	—	—	16,027	461,860
Chief Investment Officer
Charles J. Siegel	2006	101,250	75,000	27,500	—	—	—	33,165	236,915
Senior Vice President-Finance
Bistra Pashamova	2006	131,250	—	27,500	—	—	—	1,883	160,633
Vice President & Portfolio Manager

(1)	Represents restricted stock grants which vest according to the terms as more fully described on page 15 of this proxy statement. Dividends are paid on restricted stock.

The compensation (as disclosed in the table above) for the Named Executive Officers consists of the following elements:

•

Salaries for Lloyd McAdams and Joseph E. McAdams are in accordance with their employment agreements. The salaries for the three other Named Executive Officers are determined by the Principal Executive Officer (taking into account their individual performance, experience and level of responsibility) with the following exception: relative to the Chief Investment Officer, the Principal Financial Officer and any other employee so designated by the Compensation Committee, any salary increase or payment of bonus compensation other than those subject to the 2002 Incentive

Compensation Plan shall become effective only after approval by the Principal Executive Officer and then the ratification of the Compensation Committee;

•

The Principal Financial Officer and the Senior Vice President-Finance are not eligible for the 2002 Incentive Plan. These officers receive a quarterly cash bonus based on their individual performance and other criteria as the Compensation Committee and the Principal Executive Officer deem appropriate;

•

Stock Awards represent restricted stock grants which vest according to the terms as more fully described on page 15 of this proxy statement. The amounts in the table above represent the amount the Company expensed in 2006 relating to a full year’s expense for the 2005 award (granted in October 2005) and the fourth quarter expense for the 2006 award (granted in October 2006);

•	There were no stock options awarded in 2006. In December 2005, the Company’s board of directors decided that, in the future, the Company will utilize restricted stock grants;

•	There were no payments made in 2006 under the 2002 Incentive Plan, as the Company did not meet the Threshold Return required under the plan;

•

The Company does not provide any pension benefits to any of its officers and employees. In a prior period, Lloyd McAdams voluntarily deferred a portion of his cash compensation. The amount in the table above represents the interest calculated on the amount deferred. The amount deferred accrues interest each year at a rate equal to the amount of dividends paid to common stockholders for the year divided by the average common stock price for the year. In 2006, the common stock dividends for the year totaled $0.08 per share and the average common stock price for the year was $8.23; and

•

Other compensation includes dividends paid in 2006 on restricted stock granted to the Named Executive Officers. In addition, Lloyd McAdams, Joseph E. McAdams and Charles J. Siegel receive other compensation of $35,750, $13,406 and $31,282, respectively, for services provided to BT Management (the company that manages our wholly-owned subsidiary, Belvedere Trust Mortgage Corporation).

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to our Named Executive Officers during the fiscal year ended December 31, 2006:

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Full Grant Date Fair Value ($)
Name	Grant Date	Threshhold ($)	Target ($)	Maximum ($)	Threshhold (#)	Target (#)	Maximum (#)
Lloyd McAdams	10/18/2006	—	—	—	—	—	—	38,377	—	—	349,998
Thad M. Brown	10/18/2006	—	—	—	—	—	—	16,447	—	—	149,997
Joseph E. McAdams	10/18/2006	—	—	—	—	—	—	27,412	—	—	249,997
Charles J. Siegel	10/18/2006	—	—	—	—	—	—	16,447	—	—	149,997
Bistra Pashamova	10/18/2006	—	—	—	—	—	—	16,447	—	—	149,997

Grants of Plan-Based awards consist of both short-term and long-term incentives to officers and employees as a means of achieving the objectives of aligning management’s interests with stockholders’ interests; retention and motivation of staff; and ensuring the long-term commitment of the management team. The elements of Plan-Based Awards are as follows:

•	Non-equity incentive plan awards are made under the 2002 Incentive Plan and are tied directly to the Company’s performance. The total aggregate amount of compensation that may be earned by all the eligible employees equals a percentage of net income, before incentive compensation, in excess of the amount that would produce an annualized return on average net worth equal to the ten-year U.S. Treasury Rate plus 1%, or the “Threshold Return”. The 2002 Incentive Plan contains a “high-water-mark” provision requiring that in any quarter in which net income is an amount less than the amount necessary to earn the Threshold Return, the Company will calculate negative incentive compensation for that fiscal quarter which will be carried forward and will offset future incentive compensation earned under the plan with respect to participants who were participants during the fiscal quarter(s) in which negative incentive compensation was generated. During the year ended December 31, 2006, eligible employees under the 2002 Incentive Plan (including Lloyd McAdams, Joseph E. McAdams and Bistra Pashamova) did not earn any incentive compensation. At December 31, 2006, there was a negative incentive compensation accrual carried forward of $4.8 million.

•

All other stock awards represent the number of shares of performance-based restricted stock. On October 11, 2006, our board of directors approved a grant of an aggregate of 197,362 shares of performance-based restricted stock to various of our officers and employees under the 2004 Equity Plan. The grant was made effective on October 18, 2006 and the closing stock price on that date was $9.12. The shares will vest in equal annual installments over the next three years provided that the annually compounded rate of return on our common stock, including dividends, exceeds 12% measured from the effective date of the grant to each of the next three anniversary dates. If the annually compounded rate of return does not exceed 12%, then the shares will vest on the anniversary date thereafter when the annually compounded rate of return exceeds 12%. If the annually compounded rate of return does not exceed 12% within ten years after the effective date of the grant, then the shares will be forfeited.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to our Named Executive Officers concerning outstanding equity awards held by them at December 31, 2006:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lloyd McAdams	17,780	(1)	—	—	9.00	3/17/2008	—	—	—	—
	29,725		—	—	9.45	1/21/2012	—	—	—	—
	90,000		—	—	11.20	10/4/2012	—	—	—	—
	99,500		—	—	13.80	5/1/2013	—	—	—	—
	90,000		—	—	12.47	4/20/2009	—	—	—	—
	—		—	—	—	—	—	—	23,317	180,007
	—		—	—	—	—	—	—	38,377	349,998
Thad M. Brown	38,700		—	—	13.80	5/1/2013	—	—	—	—
	30,000		—	—	12.47	4/20/2009	—	—	—	—
	—		—	—	—	—	—	—	17,487	135,000
	—		—	—	—	—	—	—	16,447	149,997
Joseph E. McAdams	54,000		—	—	9.45	1/21/2012	—	—	—	—
	75,000		—	—	11.20	10/4/2012	—	—	—	—
	82,900		—	—	13.80	5/1/2013	—	—	—	—
	75,000		—	—	12.47	4/20/2009	—	—	—	—
	—		—	—	—	—	—	—	23,317	180,007
	—		—	—	—	—	—	—	27,412	249,997
Charles J. Siegel	5,000		—	—	9.72	7/19/2015	—	—	—	—
	—		—	—	—	—	—	—	17,487	135,000
	—		—	—	—	—	—	—	16,447	149,997
Bistra Pashamova	30,000		—	—	11.20	10/4/2012	—	—	—	—
	33,100		—	—	13.80	5/1/2013	—	—	—	—
	30,000		—	—	12.47	4/20/2009	—	—	—	—
	—		—	—	—	—	—	—	17,487	135,000
	—		—	—	—	—	—	—	16,447	149,997

(1)	In addition to the 17,780 stock options, Lloyd McAdams has also 7,031 accumulated dividend equivalent rights (“DER”) shares. Upon an exercise of these rights, this would reduce the option exercise price to an effective $6.45 per share.

Outstanding Equity Awards at December 31, 2006 consist of the following:

•

The option awards in the above table list the number of securities underlying unexercised options that are exercisable, the option exercise price and the option exercise date. All of these options have now been vested. In December 2005, our board of directors authorized the immediate vesting of all of our then-outstanding common stock options. No other terms of the outstanding common stock options were modified. The decision to accelerate the vesting of the common stock options was based upon the conclusion that the outstanding common stock options were currently not achieving management’s employee motivation and retention goals because the strike prices of the outstanding common stock options were in excess of the fair market value of the underlying common stock. There were no stock options granted in 2006.

•

For each Named Executive Officer, the market value of the number of shares of restricted stock that have not vested is based on the common stock price as of the effective date of the grant. These shares represent the portions of the October 2005 and October 2006 restricted stock grants that have not vested. The terms of these grants are more fully described on page 15 of this proxy statement.

Option Exercises and Stock Vested

The following table provides information with respect to our Named Executive Officers concerning option exercises and stock vested as of December 31, 2006:

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Lloyd McAdams	—	—	2,590	23,232
Thad M. Brown	—	—	1,943	17,429
Joseph E. McAdams	—	—	2,590	23,232
Charles J. Siegel	—	—	1,943	17,429
Bistra Pashamova	—	—	1,943	17,429

1.	For the Named Executive Officers, there were no stock options exercised during 2006.

2.	The stock awards that were vested during 2006 relate to the restricted stock that was granted on October 27, 2005. In accordance with the terms of this award, 10% vested on the anniversary date of the effective date of the grant. The closing price of our common stock on this anniversary date was $8.97 and this price multiplied by the number of shares that vested results in the value realized on vesting.

Pension Benefits

The Company does not provide any pension benefits to any of our Named Executive Officers or employees.

Non-Qualified Deferred Compensation

The following table provides information with respect to non-qualified deferred compensation paid to our Named Executive Officers during the fiscal year ended December 31, 2006:

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)
Lloyd McAdams	—	—	2,532	—	262,906
Thad Brown	—	—	—	—	—
Joseph E. McAdams	—	—	—	—	—
Charles J. Siegel	—	—	—	—	—
Bistra Pashamova	—	—	—	—	—

Our board of directors designates the eligible officers who may participate in the Deferred Compensation Plan (which is more fully described on page 14 of this proxy statement) and, to date has designated Lloyd McAdams, our Principal Executive Officer, and Joseph McAdams, our Chief Investment Officer, as the only officers who may participate in this plan. To date, Lloyd McAdams is the only officer who has elected to defer compensation. This had been done in a prior year. The amount deferred accrues interest each year at a rate equal to the amount of dividends paid to common stockholders for the year divided by the average common stock price for the year. In 2006, the common stock dividends for the year totaled $0.08 per share and the average common stock price for the year was $8.23. This resulted in an accrual for 2006 of $2,532. Including this amount, the aggregate balance of the amount deferred for Lloyd McAdams at December 31, 2006 was $262,906.

Equity Compensation Plan Information

The following table provides information as of December 31, 2006 with respect to our common stock issuable under our equity compensation plans:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,360,670	$12.123	1,220,662
Equity compensation plans not approved by security holders(2)	N/A	N/A	N/A

Total	1,360,670	$12.123	1,220,662

(1)	In May 2004, our stockholders adopted the Anworth Mortgage Asset Corporation 2004 Equity Compensation Plan, or the Plan, which amended and restated our 1997 Stock Option and Awards Plan. The Plan authorized the board of directors or a committee of our board to grant options to purchase of up to 3,500,000 of the outstanding shares of our common stock. The Plan does not provide for automatic annual increases in the aggregate share reserve or the number of shares remaining available for grant. On November 7, 2005, we filed a registration statement on Form S-8 to register an aggregate of 3,500,000 shares of our common stock, which may be issued pursuant to the Plan.

(2)	The Company has not authorized the issuance of its equity securities under any plan not approved by security holders.

Employment Agreements

Upon the closing in June 2002 of the merger with our external manager, Anworth Mortgage Advisory Corporation, we assumed the existing employment agreements of Lloyd McAdams, Joseph E. McAdams and Heather U. Baines. These agreements have been modified by addenda entered into between us and each of the executives as described below. Pursuant to the terms of the employment agreements, Lloyd McAdams serves as our President, Chairman and Chief Executive Officer, Joseph E. McAdams serves as our Executive Vice President and Heather U. Baines serves as our Executive Vice President. Lloyd McAdams receives a $630,000 annual base salary, Joseph E. McAdams receives a $420,000 annual base salary and Heather U. Baines receives a $52,500 annual base salary. These agreements are evergreen provisions for one year unless written notice is provided by either party six months prior to the end of the current term.

These employment agreements, as modified by the addenda, also have the following provisions:

•

the three executives are entitled to participate in the 2002 Incentive Plan and each of these individuals are provided a minimum percentage of the amounts earned under such plan. Lloyd McAdams is entitled to 45% of all amounts paid under the plan, Joseph E. McAdams is entitled to 25% of all amounts paid under the plan and Heather U. Baines is entitled to 5% of all amounts paid under the plan. The three executives may be paid up to 50% of their respective incentive compensation earned under such plan in the form of common stock;

•	the 2002 Incentive Plan may not be amended without the consent of the three executives;

•	in the event of a registered public offering of our shares, the three executives are entitled to piggyback registration rights in connection with such offering;

•

in the event any of the three executives is terminated without “cause” or if they terminate for “good reason”, or in the case of Lloyd McAdams or Joseph E. McAdams, their employment agreements are not renewed, then the executives would be entitled to: (1) all base salary due under the employment agreements, (2) all discretionary bonus due under the employment agreements, (3) a lump sum payment of an amount equal to three years of the executive’s then-current base salary, (4) payment of COBRA medical coverage for 18 months, (5) immediate vesting of all pension benefits, (6) all incentive compensation to which the executives would have been entitled to under the employment agreements prorated through the termination date, and (7) all expense reimbursements and benefits due and owing the executives through the termination. In addition, under these circumstances Lloyd McAdams and Joseph E. McAdams would each be entitled to a lump sum payment equal to 150% of the greater of (i) the highest amount paid or that could be payable (in the aggregate) under the 2002 Incentive Plan during any one of the three fiscal years prior to their termination, and (ii) the highest amount paid, or that could be payable (in the aggregate), under the plan during any of the three fiscal years following their termination. Ms. Baines would also be entitled to a lump sum payment equal to all incentive compensation that Ms. Baines would have been entitled to under the plan during the three-year period following her termination;

•	the three executives received restricted stock grants of 20,000 shares each, which grants vest in equal, annual installments over ten years following the effective date of the merger;

•	the equity awards granted to each of the three executives will immediately vest upon the termination of the executive’s employment upon a change in control; and

•	Lloyd McAdams and Joseph E. McAdams are each subject to a one-year non-competition provision following termination of their employment except in the event of a change in control.

Change in Control and Arbitration Agreements

In June 2006, we entered into Change in Control and Arbitration Agreements with our Principal Financial Officer (Thad M. Brown), Senior Vice President-Finance (Charles J. Siegel) and our two Vice President-Portfolio Managers (Bistra Pashamova and Evangelos Karagiannis) as well as certain of our other employees. The board of directors determined that, in the event of a change in control of the Company, it would be imperative for us and the board to be able to receive and rely upon these employees’ advice, if requested, as to the best interests of the Company and its stockholders without concern that these employees might be distracted by the personal uncertainties and risks created by any such possible transactions.

The Change in Control and Arbitration Agreements grant these officers and employees, in the event that a change in control occurs, a lump sum payment equal to (i) 12 months annual base salary in effect on the date of the change in control, plus (ii) the average annual incentive compensation received for the two complete fiscal years prior to the date of the change in control, and plus (iii) the average annual bonus received for the two complete fiscal years prior to the date of the change in control, as well as all fringe benefits for a period of 12 months following termination of employment with us. The Change in Control and Aribtration Agreements also provide for accelerated vesting of all equity awards granted to these officers and employees upon an change in control.

The following table reflects the amounts that would be paid if a change in control or other termination event occurred on December 31, 2006 and our stock price per share was the closing market price as of that date. The closing market price of our common stock at December 31, 2006 was $9.51.

	Lloyd McAdams	Thad M. Brown	Joseph E. McAdams	Charles J. Siegel	Bistra Pashamova
If termination for “cause”	(1)	$—	(1)	$—	$—
If termination without “cause,” for “good reason,” or if employment agreements are not renewed	$6,731,418	$—	$5,891,418	$—	$—
Change in Control	$7,836,765	$588,672	$6,373,851	$511,172	$515,193

(1)	Per their employment agreements, if Lloyd McAdams or Joseph E. McAdams was terminated for “cause,” they would only receive any salary, bonus and benefits due them through the termination date.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the annual report on Form 10-K.

Respectfully Submitted by the Compensation

Committee of the Board of Directors,

Charles H. Black

Lee A. Ault, III

Joe E. Davis

Robert C. Davis

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 13, 2007, the record date of the annual meeting, there were 45,616,076 shares of our common stock outstanding. The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of that date by (i) each of our directors or director nominee, (ii) each of our executive officers, (iii) each person who is known to us to beneficially own more than 5% of our common stock and (iv) all of our directors, director nominees and executive officers as a group. The number of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and any shares which the individual has the right to acquire within 60 days of April 13, 2007 through the exercise of any stock option or other right. Unless otherwise noted, we believe that each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table:

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Officers
Lloyd McAdams(1)	1,070,120	2.35%
Thad M. Brown(2)	104,577	*
Joseph E. McAdams(3)	412,162	*
Heather U. Baines(4)	823,654	1.81%
Charles J. Siegel(5)	40,877	*
Evangelos Karagiannis(6)	100,977	*
Bistra Pashamova(7)	128,977	*
Claus H. Lund(8)	50,000	*
Russell J. Thompson(9)	50,000	*
Lee A. Ault, III(10)	30,100	*
Charles H. Black(11)	41,682	*
Joe E. Davis(12)	40,682	*
Robert C. Davis	4,000	*
All Directors, the Nominee and Officers as a Group (13 Persons)(13)	2,897,808	6.35%

5% Stockholders
Wells Capital Management Inc. (14)	3,311,575	7.26%
Schneider Capital Management LP (15)	3,180,000	6.97%

*	Less than 1%

(1)	Includes (i) 639,884 shares held by Lloyd McAdams and Heather U. Baines, (ii) 334,036 shares subject to stock options exercisable within 60 days of April 13, 2007 and (iii) 33,700 shares owned by the McAdams Family Foundation of which Lloyd McAdams is a director. Mr. McAdams shares voting and investment power over the shares held by the Foundation and disclaims any beneficial interest in the shares held by this entity.

(2)	Includes 68,700 shares subject to stock options exercisable within 60 days of April 13, 2007.

(3)	Includes 286,900 shares subject to stock options exercisable within 60 days of April 13, 2007. Includes 33,700 shares owned by the McAdams Foundation, of which Joseph E. McAdams is a director. Mr. McAdams shares voting and investment power over the shares held by the Foundation and disclaims any beneficial interest in the shares held by this entity.

(4)	Includes (i) 639,884 shares held by Lloyd McAdams and Heather U. Baines and (ii) 142,270 shares subject to stock options exercisable within 60 days of April 13, 2007.

(5)	Includes 5,000 shares subject to stock options exercisable within 60 days of April 13, 2007.

(6)	Includes 63,100 shares subject to stock options exercisable within 60 days of April 13, 2007.

(7)	Includes 93,100 shares subject to stock options exercisable within 60 days of April 13, 2007.

(8)	Includes 50,000 shares subject to stock options exercisable within 60 days of April 13, 2007.

(9)	Includes 50,000 shares subject to stock options exercisable within 60 days of April 13, 2007.

(10)	Includes 22,100 shares subject to stock options exercisable within 60 days of April 13, 2007.

(11)	Includes 32,682 shares subject to stock options exercisable within 60 days of April 13, 2007.

(12)	Includes 32,682 shares subject to stock options exercisable within 60 days of April 13, 2007.

(13)	Each of our directors and officers may be reached at 1299 Ocean Avenue, 2nd Floor, Santa Monica, California 90401, telephone (310) 255-4493.

(14)	Based on information provided by the NYSE.

(15)	Based on information provided by the NYSE.

PROPOSAL NO. 2:

APPROVAL OF THE ANWORTH MORTGAGE ASSET CORPORATION

2007 DIVIDEND EQUIVALENT RIGHTS PLAN

Our stockholders are being asked to approve the Anworth Mortgage Asset Corporation 2007 Dividend Equivalent Rights Plan. The 2007 Dividend Equivalent Rights Plan was adopted by the board, upon the recommendation of the Compensation Committee, on January 25, 2007.

Our Compensation Committee and our board of directors believe that the 2007 Dividend Equivalent Rights Plan will benefit us and our stockholders by providing the Compensation Committee and our board of directors with additional compensation tools to better align the interests of the employees, officers and directors of the Company and its subsidiaries with those of our stockholders by providing such employees, officers and directors with a portion of their compensation in the form of cash or stock in the same amount and at the same time as dividends are received by our common stockholders. Our Compensation Committee and our board believe that the 2007 Dividend Equivalent Rights Plan will encourage such employees, officers and directors to remain in the service of the Company and its subsidiaries and will aid in attracting new employees, officers and directors with outstanding qualifications. The 2007 Dividend Equivalent Rights Plan is intended to supplement the Company’s existing equity compensation plan, the 2004 Equity Compensation Plan, by providing stand alone dividend equivalent rights as the only form of award available under the 2007 Dividend Equivalent Rights Plan in addition to the various forms of equity incentive compensation available under the 2004 Equity Compensation Plan.

The 2007 Dividend Equivalent Rights Plan does not create any stock options or authorize additional shares to be granted to employees, officers or directors.

The following is a summary of the principal features of the 2007 Dividend Equivalent Rights Plan. The summary, however, does not purport to be a complete description of all of the provisions of the 2007 Dividend Equivalent Rights Plan and is subject, in all respects, to the actual plan document, a copy of which is attached hereto as Annex A.

Summary of the 2007 Dividend Equivalent Rights Plan

Purpose. The 2007 Dividend Equivalent Rights Plan is intended to provide our Compensation Committee and the Company’s Board of Directors with additional compensation tools to better align the interests of the Company’s employees, officers and directors with those of its stockholders. The Plan is intended to provide incentives to those employees, officers, and directors who are expected to provide significant services to the Company and any of its Subsidiaries that, with the consent of the Board, participate in the Plan (the “Participating Companies”), including the employees, officers and directors of the Participating Companies, to encourage a proprietary interest in our Company, to encourage such employees, officers, and directors to remain in the employ of the Participating Companies, to attract new employees, officers, and directors and to provide additional incentive to increase their efforts in providing services to us and the Participating Companies.

Administration. The 2007 Dividend Equivalent Rights Plan will be administered by a committee consisting solely of persons who are, at the time of their appointment, “ non-employee directors” under Rule16b-3(b))3)(i) under the Exchange Act or, if no committee exists, by the Board. References below to the committee include a reference to the Board for any periods in which the Board is administering the 2007 Dividend Equivalent Rights Plan. The acts of a majority of the members present at any meeting of the committee at which a quorum is present, or acts approved in writing by all of the members of the committee, shall be the acts of the committee for purposes of the 2007 Dividend Equivalent Rights Plan.

The committee generally has the full authority to administer and interpret the 2007 Dividend Equivalent Rights Plan; to authorize the granting of awards; to determine the eligibility of an employee, officer or director to receive an award; to determine the number of shares of common stock to which an award pertains; to determine the terms, provisions and conditions of each award and to take any other actions and make all other determinations that the committee deems necessary or appropriate in connection with the 2007 Dividend Equivalent Rights Plan or the administration or interpretation thereof.

Eligibility. Eligibility for awards under the 2007 Dividend Equivalent Rights Plan will be determined by the committee. Directors, officers and employees of the Participating Companies are eligible to be granted dividend equivalent rights (“DERs”) under the 2007 Dividend Equivalent Rights Plan. The Committee selects from among the Eligible Persons those who are to receive DERs, and may base its selections on, among other factors, the position and responsibilities of such individuals, the nature and value to the Participating Companies of such individuals’ accomplishments and their potential contribution to the success of the Participating Companies.

DER Awards. A DER is a right to receive amounts equal in value to the dividend distributions paid on a share of our common stock. DERs are paid in either cash or shares of our common stock, whichever is specified by the committee at the time of grant, at such times as dividends are paid on shares of our common stock during the period between the date a DER is issued and the date the DER expires or earlier terminates. The committee may impose such other conditions to the grant of DERs as it may deem appropriate. The maximum term for DERs under the 2007 Dividend Equivalent Rights Plan is ten years from the date of grant.

Available Shares. Subject to adjustment upon certain corporate transactions or events, DERs may be granted with respect to a maximum of 2,000,000 shares of our common stock under the 2007 Dividend Equivalent Rights Plan. Shares of our common stock underlying DERs that have been forfeited or that expire or terminate will not count against the 2,000,000 share limitation and will be available for subsequent grants under the 2007 Dividend Equivalent Rights Plan. Payments under the DERs made in shares of our common stock, rather than cash, will be made from shares of our common stock reserved and available for issuance under the 2004 Equity Compensation Plan, subject to the limitations of the 2004 Equity Compensation Plan.

Reorganizations. If we are involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of substantially all of the assets or stock of our Company or a similar transaction, or upon certain changes in capital structure or other similar events, the committee may make related adjustments in its discretion to (i) the maximum aggregate number of shares which may be made subject to DERs under the Plan, (ii) the maximum number of shares that may be issued as DER payments, and (iii) the maximum number of shares that may underlie DERs granted in any one calendar year to any individual. In the event of our liquidation or dissolution, a merger of consolidation in which we are not the surviving corporation, or the sale or transfer of all or substantially all of our assets, the Plan and the DERs issued under the Plan terminate upon the effectiveness of such transaction or event, unless provision is made for the assumption of outstanding DERs, or substitution for such DERs of new DERs, by any successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares.

Amendment and Termination. The Board may terminate, suspend or discontinue the 2007 Dividend Equivalent Rights Plan or may revise or amend it in any respect that does not adversely affect DERs previously granted. The Board may not make any amendment in the 2007 Dividend Equivalent Rights Plan that would, if such amendment were not approved by our stockholders, cause the 2007 Dividend Equivalent Rights Plan to fail to comply with any requirement of applicable law or regulation, or of any applicable exchange or similar rule, unless and until the requisite stockholder approval is obtained.

Material U.S. Federal Income Tax Consequences

The following tax discussion is a general description of certain expected federal income tax results under the Internal Revenue Code of 1986, as amended and currently in effect (the “Code”). No attempt has been made to address state, local or other federal tax consequences, and such consequences could differ from those discussed below. All affected individuals should consult their own tax advisors if they wish any further details or have special questions.

There will generally be no federal income tax consequences as a result of the award of a DER. When dividend equivalent payments are made, whether in cash or in shares of our common stock, the holder of the DER generally will recognize ordinary income, and we will be entitled to a deduction, equal to the amount received in respect of the DER. Our deduction of such payments to certain specified officers may be limited by Section 162(m) of the Code, which disallows the deduction of non-performance-based compensation paid to such officers in excess of $1 million per year.

In general, the basis of any shares of our common stock received as payment under a DER will be the amount taken into income and the holding period will commence at the time the payment is taken into income.

With respect to any payment of a DER with our common stock, additional tax rules affecting the timing any amount of income may apply to participants in the 2007 Dividend Equivalent Rights Plan who are subject to the rules set forth in Section 16 of the Exchange Act.

Vote Required

The affirmative vote of a majority of all votes cast on the matter at a meeting at which the quorum is present is necessary to approve and adopt the 2007 Dividend Equivalent Rights Plan.

The board recommends that you vote FOR the approval and adoption of the 2007 Dividend Equivalent Rights Plan. Proxies received will be so voted unless stockholders specify otherwise in the proxy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review and Approval of Related Party Transactions

The board of directors has established the Anworth Mortgage Asset Corporation Code of Ethics and Business Conduct, or the Code of Conduct, which is available on our web site at www.anworth.com (the information on our web site is not a part of this proxy statement).

The Code of Conduct outlines the principles, policies and values that govern the activities of our company and it applies to all of our directors, officers and employees. The Code of Conduct outlines our policy on conflicts of interest.

A conflict of interest is defined as any situation in which a director, officer or employee has competing professional or personal interests which could possibly make it difficult to fulfill his or her Anworth duties and responsibilities in an impartial manner. It is specifically required by our Code of Conduct that all of our officers, directors and employees (1) fully disclose to the appropriate parties all actual or perceived conflicts of interest and (2) ensure that Anworth duties and responsibilities are handled in such a manner that ensures impartiality.

In addition to the Code of Conduct, we require our directors and executive officers to complete annually a directors’ and officers’ questionnaire which requires disclosure of any related party transactions. Also, on a quarterly basis, the board of directors reviews all existing related party transactions and any new transactions that are brought to the attention of either management or the board of directors.

On any new related party transactions, the party involved in the transaction is required to recuse or abstain from involvement in the decision. If the remaining board members ratify the transaction, the Nominating and Corporation Governance Committee will grant a waiver to the Code of Conduct. In the event that such a waiver is granted to any of our officers, we expect to announce the waiver within four business days on the “Corporate Governance” section of our web site at www.anworth.com (the information on our web site is not a part of this proxy statement).

Agreements with Pacific Income Advisers, Inc.

On June 13, 2002, we entered into a sublease with PIA, a company owned by a trust controlled by Lloyd McAdams, our President, Chairman and Chief Executive Officer, and Heather U. Baines, our Executive Vice President. Under the sublease, as amended on July 8, 2003, we lease approximately 5,500 square feet of office space from PIA and currently pay $49.56 per square foot in rent to PIA. The sublease runs through June 20, 2012 unless earlier terminated pursuant to the master lease. During 2006, we paid $269 thousand as office rental to PIA.

At December 31, 2006, the future minimum lease commitment is as follows:

Year	2007	2008	2009	2010	2011	Thereafter	Total Commitment
Commitment Amount	$276,669	$284,965	$293,515	$302,332	$311,414	$158,012	$1,626,907

On October 14, 2002, we entered into an administrative agreement with PIA. Under the administrative agreement, PIA provides administrative services and equipment to us in the nature of accounting, human resources, operational support and information technology, and we pay an annual fee of seven basis points on the first $225 million of stockholder equity and 3.5 basis points thereafter (paid quarterly in advance) for those services. The administrative agreement is for an initial term of one year and will renew for successive one year terms thereafter unless either party gives notice of termination at least 90 days before the expiration of the then current annual term. We may also terminate the administrative agreement upon 30 days notice for any reason and immediately if there is a material breach by PIA. We paid fees of $200 thousand to PIA in 2006 in connection with this agreement.

Belvedere Trust Mortgage Corporation

On November 3, 2003, we formed our wholly-owned subsidiary, Belvedere Trust, to own and securitize mortgage loans, with a focus on the high credit-quality jumbo adjustable-rate and hybrid first-lien single-family residential mortgage markets.

On November 3, 2003, we also formed BT Management, which is owned 50% by us, 27.5% by Claus H. Lund, the Chief Executive Officer of Belvedere Trust, 17.5% by Russell J. Thompson, the Chief Financial Officer of Belvedere Trust, and 5% by Lloyd McAdams, our Chairman and Chief Executive Officer. BT Management has entered into a management agreement with Belvedere Trust pursuant to which BT Management will manage the day-to-day operations of Belvedere Trust in exchange for an annual base management fee and a quarterly incentive fee. The annual base management fee is equal to 1.15% of the first $300 million of average historical equity (as defined in the management agreement), plus 0.85% of the portion above $300 million. The incentive fee for each fiscal quarter is equal to 20% of the amount of net income of Belvedere Trust, before incentive compensation, for such quarter in excess of the amount that would produce an annualized return on equity (calculated by multiplying the return on equity for such fiscal quarter by four) equal to the Ten-Year U.S. Treasury Rate for such fiscal quarter plus 1%.

The management agreement requires that Belvedere Trust pay all amounts earned thereunder each quarter (subject to offset for accrued negative incentive compensation). For the year ended December 31, 2006, Belvedere Trust did not pay BT Management any incentive compensation. At December 31, 2006, there was a negative compensation accrual carried forward of $2.2 million.

Certain of our executive officers serve as officers and directors of Belvedere Trust and officers and managers of BT Management. Our employees who are also employed by BT Management may receive compensation from BT Management in the form of salary, employee benefits and incentive compensation. The compensation of all BT Management employees is the responsibility of the BT Management board of managers. However, compensation paid by BT Management to our executive officers who also serve as officers, managers or employees of BT Management is subject to approval of the Compensation Committee of the board.

BT Management has also entered into employment agreements with Messrs. Lund and Thompson whereby Mr. Lund serves as the President of BT Management and Mr. Thompson serves as Executive Vice President and Treasurer of BT Management. The employment agreements automatically renew for one-year terms unless written notice is provided by either party ninety days prior to the end of the current term. These agreements provide for minimum base salaries, opportunity for incentive and provision for payments under various termination events.

Indemnification Agreements

In addition to the indemnification provisions contained in our articles of incorporation and bylaws, we have entered into separate indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify each such director or officer to the fullest extent permitted by Maryland law against expenses (including attorneys’ fees), judgments, fines and settlements incurred by such individual in connection with any action, suit or proceeding by reason of such individual’s status or service as a director or officer (other than liabilities with respect to which such individual receives payment from another source, arising in connection with certain final legal judgments, arising from knowing fraud, deliberate dishonesty, willful misconduct, in connection with assertions by such individuals not made in good faith or which are frivolous or which we are prohibited by applicable law from paying) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

Family Relationships

Lloyd McAdams and Heather U. Baines are husband and wife and Lloyd McAdams and Joseph E. McAdams are father and son.

AUDIT COMMITTEE

Audit Committee Report

The following is the report of the Audit Committee of Anworth Mortgage Asset Corporation (the “Company”) with respect to the Company’s audited financial statements for 2006, which include the consolidated balance sheets as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2006 and the notes thereto.

Composition. The Audit Committee of the board is comprised of four directors and operates under a written charter adopted by the board. All members of the Audit Committee are financially literate and are “independent,” as defined in Rule 10A-3 under the Exchange Act and the rules of the NYSE.

Responsibilities. The responsibilities of the Audit Committee include recommending to the board an accounting firm to be engaged as the independent accountants and auditors. Management has primary responsibility for the internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes and the activities of the internal audit department.

Review with Management and Independent Accountants. The Audit Committee has reviewed the consolidated audited financial statements and met separately, and held discussions with, management and BDO Seidman, LLP, our independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with BDO Seidman, LLP matters required to be discussed by Statements on Auditing Standards No. 61, “Communication with Audit Committee” And No. 90, “Audit Committee Communications.”

The independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with our independent registered public accounting firm, BDO Seidman, LLP, the firm’s independence.

Conclusion. Based upon the Audit Committee’s discussions with management and the independent accountants, the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC.

Appointment of Independent Auditors. In March 2007, the Audit Committee recommended to the board the appointment of BDO Seidman, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2007.

Respectfully submitted by the Audit Committee of the Board of Directors,

Joe E. Davis

Lee A. Ault, III

Charles H. Black

Robert C. Davis

Audit and Related Fees

The following table presents fees for professional audit services rendered by BDO Seidman, LLP for the audit of our company’s annual financial statements for the years ended December 31, 2006 and December 31, 2005, and fees billed for other services rendered by BDO Seidman, LLP during 2006 and 2005:

	2006	2005
Audit fees	$521,000	$425,125
Audit-related fees	—	218,348	(1)
Tax fees	—	37,450
Other fees	—	—

Total:	$521,000	$680,923

(1)	Includes $182,000 attributable to services rendered by BDO Seidman, LLP in connection with the filing of a Registration Statement on Form S-11 by Belvedere Trust.

Preapproval Policies and Procedures

Consistent with SEC policies regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent auditor. At the beginning of the fiscal year, the Audit Committee pre-approves the engagement of the independent auditor to provide audit services based on fee estimates. The Audit Committee also pre-approves proposed audit-related services, tax services and other permissible services, based on specified project and service details, fee estimates, and aggregate fee limits for each service category. The Audit Committee receives a report at each meeting on the status of services provided or to be provided by the independent auditor and the related fees.

PROPOSAL NO. 3:

RATIFICATION OF BDO SEIDMAN, LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO Seidman, LLP was recommended by the Audit Committee of the board to act in such capacity for the fiscal year ending December 31, 2007, subject to ratification by the stockholders.

We have been advised by BDO Seidman, LLP that the firm has no relationship with our company or its subsidiaries or affiliates other than that arising from the firm’s engagement as auditors, tax advisors and consultants. If the selection of BDO Seidman, LLP is not ratified by the affirmative vote of at least a majority of the shares casting votes on the matter at the meeting, or if prior to the annual meeting, BDO Seidman, LLP should decline to act or otherwise become incapable of acting, or if its employment should be otherwise discontinued by the board, then in any such case the board will appoint other independent auditors whose employment for any period subsequent to the 2007 annual meeting will be subject to ratification by the stockholders at the 2007 annual meeting.

A representative of BDO Seidman, LLP will be present in person at the annual meeting to make a statement if he or she desires, and to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of all votes cast on the matter at a meeting at which a quorum is present is necessary to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm.

The board recommends that you vote FOR the ratification of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Proxies received will be so voted unless stockholders specify otherwise in the proxy.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, our directors, officers and persons holding more than 10% of our common stock are required to file forms reporting their beneficial ownership of our common stock and subsequent changes in that ownership with the SEC. Such persons are also required to furnish us copies of the forms so filed. Based solely upon a review of copies of such forms filed with us, we believe that during 2006, our officers and directors complied with the Section 16(a) filing requirements on a timely basis, except for the delinquent filings by our independent directors Lee A. Ault, Charles H. Black, Joe E. Davis and Robert C. Davis for their annual common stock award of 2,000 shares which was issued on July 3, 2006.

Expenses of Proxy Solicitation

Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies, and we will reimburse such brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock. Our directors, officers and employees may solicit proxies by telephone or in person (but will receive no additional compensation for such solicitation). We will bear the expense of this proxy solicitation.

Legal Proceedings

We have no material proceedings to which any of our directors, officers or affiliates, any owner of record or beneficially of more than 5% of any class of our voting securities, or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Annual Report

A copy of the annual report to stockholders of our company for the 2006 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

Stockholder Proposals for 2008 Annual Meeting

Proposals of stockholders for consideration at the 2008 annual meeting of stockholders must be received by us no later than the close of business on December 26, 2007 in order to be included in our proxy statement and proxy relating to that meeting. In addition, the proxy solicited by the board for the 2008 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting unless we receive notice of such proposal on or before March 25, 2008.

Procedures for Recommending Director Candidates

Stockholders of our company wishing to recommend director candidates to the Nominating and Corporate Governance Committee must submit their recommendations in writing to the committee, c/o the Secretary, Anworth Mortgage Asset Corporation, 1299 Ocean Avenue, 2nd Floor, Santa Monica, California 90401.

The Nominating and Corporate Governance Committee will consider nominees recommended by our stockholders provided that the recommendation contains sufficient information for the Nominating and Corporate Governance Committee to assess the suitability of the candidate, including the candidate’s qualifications.

Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the committee receive.

When selecting directors, the board will review and consider many factors, including those specified in our Corporate Governance Guidelines, which are posted on the “Corporate Governance” section of our web site at www.anworth.com (the information on our web site is not a part of this proxy statement). It considers recommendations from many sources, including members of the board, management and search firms. From time to time, we may hire search firms to help identify and facilitate the screening and interview process of director nominees. The Nominating and Corporate Governance Committee has full discretion in considering its nominations to the board.

Deadline and Procedures for Submitting Nominations to the Board

A stockholder wishing to nominate a candidate for election to the board at the next annual meeting is required to give written notice addressed to the Secretary, Anworth Mortgage Asset Corporation, 1299 Ocean Avenue, 2nd Floor, Santa Monica, California 90401, of his or her intention to make such a nomination. The notice of nomination must be received by our corporate secretary at the address below no later than March 25, 2008.

The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination as set forth in our bylaws. In addition, the notice of nomination must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under NYSE Rule 303A.02(b), or, alternatively, a statement that the recommended candidate would not be so barred. A nomination which does not comply with the above requirements will not be considered.

Communications to the Board

All communications to the board, the board committees or any individual director, must be in writing and addressed to them c/o the Secretary, Anworth Mortgage Asset Corporation, 1299 Ocean Avenue, 2nd Floor, Santa Monica, California 90401. Communications received in writing will be forwarded to the named recipient(s).

April 24, 2007

By Order of the Board of Directors

Thad M. Brown

Secretary

ANNEX A

ANWORTH MORTGAGE ASSET CORPORATION

2007 DIVIDEND EQUIVALENT RIGHTS PLAN

1. PURPOSE. The 2007 Dividend Equivalent Rights Plan (the “Plan”) is intended to provide our Compensation Committee and the Company’s Board of Directors with additional compensation tools to better align the interests of the Company’s employees, officers and directors with those of its stockholders. The Plan is intended to provide incentives to those employees, officers, and directors who are expected to provide significant services to the Company and any of its Subsidiaries that, with the consent of the Board, participate in the Plan (the “Participating Companies”), including the employees, officers and directors of the Participating Companies, to encourage a proprietary interest in our Company, to encourage such employees, officers, and directors to remain in the employ of the Participating Companies, to attract new employees, officers, and directors and to provide additional incentive to increase their efforts in providing services to us and the Participating Companies.

2. DEFINITIONS. As used in this Plan, the following definitions apply (provided that, in the case of capitalized terms used in Agreements to prior versions of the Plan, which terms have been replaced by capitalized terms defined herein, the capitalized terms in such Agreements shall, as the context so requires, have the respective meanings ascribed herein to such replacement terms):

“Act” shall mean the Securities Act of 1933, as amended.

“Agreement” shall mean a written agreement entered into between the Company and a Grantee pursuant to the Plan.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Company or such other committee as is appointed by the Board in accordance with Section 4 of the Plan; provided, however, that the Committee shall at all times consist solely of persons who, at the time of their appointment, each qualified as a “Non-Employee Director” under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

“Common Stock” shall mean the Company’s common stock, par value $0.01 per share, either currently existing or authorized hereafter.

“Company” shall mean Anworth Mortgage Asset Corporation, a Maryland corporation.

“DER” shall mean a right awarded under the Plan to receive (or have credited) the equivalent value (in cash or Shares) of dividends paid on Common Stock.

“Effective Date of the Plan” is defined in Section 3 of the Plan.

“Eligible Persons” shall mean officers, directors and employees of the Participating Companies.

“Employee” shall mean an individual, including an officer of a Participating Company, who is employed (within the meaning of Code Section 3401 and the regulations thereunder) by the Participating Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the value of one share of Common Stock, determined as follows:

(i)	If the Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee.

(ii)	If the Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee.

(iii) If neither (i) nor (ii) applies, such value as the Committee in its discretion may in good faith determine. Notwithstanding the foregoing, where the Shares are listed or traded, the Committee may make discretionary determinations in good faith where the Shares have not been traded for ten trading days.

“Grant” shall mean the issuance of a DER as contemplated herein to an Eligible Person.

“Grantee” shall mean an Eligible Person to whom DERs are granted hereunder.

“Participating Companies” shall mean the Company and any of its Subsidiaries which, with the consent of the Board, participates in the Plan.

“Plan” shall mean the Company’s 2007 Dividend Equivalent Rights Plan, as set forth herein, and as the same may from time to time be amended.

“Shares” shall mean shares of Common Stock of the Company, adjusted in accordance with Section 9 of the Plan (if applicable).

“Subsidiary” shall mean any corporation, partnership or other entity at least 50% of the economic interest in the equity of which is owned by the Company or by another subsidiary.

“Termination of Service” shall mean the time when the employee-employer relationship or directorship between the Grantee and the Participating Companies is terminated for any reason, with or without cause, including, but not limited to, any termination by resignation, discharge, death or retirement; provided, however, Termination of Service shall not include a termination where there is a simultaneous employment or reemployment of the Grantee by a Participating Company or commencement or continuation of service as a director of a Participating Company. The Committee, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service, including, but not limited to, all questions of whether particular leaves of absence constitute Terminations of Service. For this purpose, the service relationship shall be treated as continuing intact while the Grantee is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Committee).

3. EFFECTIVE DATE. The effective date of this Plan shall be the date on which it is approved by the holders of the requisite percentage of shares of Common Stock, at a meeting duly called for such purpose (the “Effective Date of the Plan”).

4. ADMINISTRATION.

a. Membership on Committee. The Plan shall be administered by the Committee appointed by the Board. If no Committee is designated by the Board to act for those purposes, the full Board shall have the rights and responsibilities of the Committee hereunder and under the Agreements.

b. Committee Meetings. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.

c. Grant of Awards. The Committee shall from time to time at its discretion select the Eligible Persons who are to be issued Grants and determine the number of Grants to be issued under any Agreement to an Eligible Person. Additionally, the Committee shall determine the terms and conditions, not inconsistent with the terms of the Plan, of any Grants awarded hereunder (including, but not limited to any performance goals and periods applicable to the award of Grants). The Committee may establish such rules, regulations and procedures for the administration of the Plan as it deems appropriate, determine the extent, if any, to which DERs shall terminate (whether or not such termination is expressly contemplated hereunder), and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. The Grantee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of the Plan and the Agreement. DERs will be paid in cash or in Shares at such times and in accordance with such rules, as the Committee shall determine in its discretion. Unless expressly provided hereunder, the Committee, with respect to any Grant, may exercise its discretion hereunder at the time of the award or thereafter. The Committee shall have the right and responsibility to interpret the Plan and the interpretation and construction by the Committee of any provision of the Plan or of any Grant hereunder, including, without limitation, in the event of a dispute, shall be final and binding on all Grantees and other persons to the maximum extent permitted by law. Without limiting the generality of Section 16, no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant hereunder. Notwithstanding the foregoing, any award under the Plan to an Eligible Person who is a member of the Committee shall be made by the full Board, but for these purposes the directors of the Company who are on the Committee shall be required to be recused in respect of such awards and shall not be permitted to vote.

d. Awards.

(i) Agreements. Grants to Eligible Persons shall be evidenced by written Agreements in such form as the Committee shall from time to time determine. Such Agreements shall comply with and be subject to the terms and conditions set forth below.

(ii) Number of Shares. Each Grant issued to an Eligible Person shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 9 hereof.

(iii) Grants. Subject to the terms and conditions of the Plan and consistent with the Company’s intention for the Committee to exercise the greatest permissible flexibility under Rule 16b-3 under the Exchange Act in awarding Grants, the Committee shall have the power:

(1) to determine from time to time the Grants to be issued to Eligible Persons under the Plan and to prescribe the terms and provisions (which need not be identical) of Grants issued under the Plan to such persons;

(2) to construe and interpret the Plan and the Grants thereunder and to establish, amend and revoke the rules, regulations and procedures established for the administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any Agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Participating Companies and the Grantees;

(3) to amend any outstanding Grant, subject to Section 11, and to accelerate or extend the vesting of any Grant and to waive conditions or restrictions on any Grants, to the extent it shall deem appropriate; and

(4) generally to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

5. PARTICIPATION. Only Eligible Persons may receive Grants under the Plan. The Committee’s selection from among the Eligible Persons those who are to receive Grants, which selection is to made in the Committee’s sole discretion, may be based on, among other factors, the position and responsibilities of such individuals, the nature and value to the Participating Company of such individuals’ accomplishments and potential contribution to the success of the Participating Company whether directly or through its subsidiaries.

6. SHARES. Subject to adjustments pursuant to Section 9, DERs may be granted with respect to an aggregate of no more than two million (2,000,000) Shares under the Plan. Notwithstanding the first sentence of this Section 6, Shares underlying DERs that are later terminated or forfeited or for any other reason are no longer payable under the Plan may be the subject of the issue of further Grants. Payments under the DERs made in Shares, rather than cash, shall be made with Shares available under the Company’s 2004 Equity Compensation Plan. Shares of Common Stock issued in payment of DERs hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

7. TERMS OF DIVIDEND EQUIVALENT RIGHTS.

a. Grant of DERs. Subject to the other terms of the Plan (including, without limitation, Section 6), the Committee may, in its discretion, as reflected by the terms of the Agreements grant DERs to Eligible Persons, providing to such Eligible Persons the right to receive payment in cash or Shares of amounts corresponding to the dividends declared on the number of Shares of Common Stock specified in the Agreement as underlying the Grant, to be credited to the Grantee as of the dividend payment dates, during the period between the date a Grant is issued, and the date such Grant expires or earlier terminates. The Committee shall determine or impose such other conditions to the grant of DERs under the Plan as it may deem appropriate.

b. Term of DERs. The term of a DER shall be set by the Committee in its discretion in the Agreement for the DER, which term shall expire not more than 10 years following the date of the Grant. In the absence of any such term in an Agreement, the DERs granted by the Agreement shall expire 10 years following the date of the Grant.

c. Termination. Unless otherwise determined by the Committee at the time of Grant and specified in the applicable Agreement, in the event that a Grantee has a Termination of Service, any and all of the Grantee’s DERs shall thereupon, and with no further action, terminate and cease to be outstanding.

d. Form of Payment. Payment of dividend equivalent amounts under the DERs shall be made in cash, in Shares valued at their Fair Market Value at time of payment, or in a combination of cash and Shares, as determined by the Committee at the time of grant. Notwithstanding the foregoing, any payment amount to be made in Shares that would constitute a fractional Share will be paid out in cash at the Fair Market Value of the fractional Share as of the payment date.

e. Deferral. The Committee may establish a program under which payments with respect to DERs may be deferred. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

f. No Shareholder Rights. No DER shall give any Grantee any rights with respect to Shares or any ownership interest in the Company, unless and until the Grantee receives a payment of Shares under the DER. Except for the contractual right to receive an amount equivalent to dividends paid by the Company in accordance with Section 7(a), no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend, derivative or other similar rights with respect to any DER.

g. No Alienation of Benefits. Rights to payments with respect to DERs granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

8. TERM OF PLAN. Grants may be granted pursuant to the Plan from the Effective Date of the Plan until the Plan is terminated by action of the Board.

9. RECAPITALIZATION AND ADJUSTMENTS.

a. Subject to any required action by stockholders and to the specific provisions of Section 10, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Grants, then:

(1) the Committee shall make a proportional adjustment to the maximum aggregate number of Shares which may be made subject to DERs under the Plan; and

(2) the Committee shall take any such action as in its discretion shall be necessary to maintain each Grantees’ rights hereunder (including under their applicable Agreements) so that they are, in their respective DERs, substantially proportionate to the rights existing in such DERs prior to such event, including, without limitation, adjustments in (A) the number of DERs granted, and (B) the number and kind of Shares or other property to be distributed in respect of DERs.

b. The judgment of the Committee with respect to any matter referred to in this Section 9 shall be conclusive and binding upon each Grantee without the need for any amendment to the Plan.

c. Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, the rights under any outstanding Grant shall pertain and apply to the securities to which a holder of the number of Shares underlying the Grant would have been entitled.

d. Except as expressly provided in this Section 9, a Grantee shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares underlying a Grant.

e. Grants made pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

10. EFFECT OF CERTAIN TRANSACTIONS. In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, consolidation, reorganization or other business combination in which the Company is acquired by another entity or in which the Company is not the surviving entity, or (iii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, the Plan and the Grants issued hereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of Grants theretofore granted, or the substitution for such Grants of new Grants, by the successor entity or parent thereof, with appropriate adjustment as to the number and kind of Shares, as provided in Section 9.

11. SECURITIES LAW REQUIREMENTS.

a. Legality of Issuance. The issuance of any Shares pursuant to Grants under the Plan and the issuance of any Grant shall be contingent upon the following:

(i) the obligation of the Company to issue Shares with respect to Grants issued under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee;

(ii) the Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority; and

(iii) each grant of DERs (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of DERs or Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of DERs or Shares, no payment shall be made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

b. Restrictions on Transfer. Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the issuance of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Grantee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on all persons. Without limiting the generality of Section 6, stock certificates evidencing Shares issued under the Plan pursuant to an unregistered transaction shall bear a restrictive legend, substantially in the following form, and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

c. Registration or Qualification of Securities. The Company may, but shall not be obligated to, register or qualify the issuance of Grants and/or Shares under the Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Grants or Shares under the Plan to comply with any law.

d. Exchange of Certificates. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

12. AMENDMENT OF THE PLAN. The Board may from time to time, with respect to any Shares at the time not subject to Grants, terminate, suspend or discontinue the Plan or revise or amend it in any respect whatsoever. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Grantee with respect to Grants previously granted unless such amendments are in connection with compliance with applicable laws; provided, however, that the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement of applicable law or regulation, or of any applicable exchange or similar rule, unless and until the approval of the holders of such Common Stock is obtained.

13. TAX WITHHOLDING. Payments under each DER shall be reported to applicable federal, state and local tax authorities as income of the Grantee and, to the extent required by law, shall be subject to the withholding of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income.

14. NOTICES. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Participating Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 14.

15. RIGHTS TO EMPLOYMENT OR OTHER SERVICE. Nothing in the Plan or in any Grant issued pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Participating Company (if applicable) or interfere in any way with the right of the Participating Company to terminate the individual’s employment or other service at any time.

16. EXCULPATION AND INDEMNIFICATION. To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

17. NO FUND CREATED. Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments (including for purposes of this Section 17 any accounts established to facilitate the implementation of Section 7(e)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company (or a Participating Company) may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company (or, if applicable, a Participating Company) under the Plan are unsecured and constitute a mere promise by the Company (or, if applicable, a Participating Company) to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company (or, if applicable, a Participating Company), such right shall be no greater than the right of a general unsecured creditor of the Company (or, if applicable, a Participating Company).

18. NO FIDUCIARY RELATIONSHIP. Nothing contained in the Plan (including without limitation Section 7(a)), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Participating Companies, or their officers or the Committee, on the one hand, and the Grantee, the Company, the Participating Companies or any other person or entity, on the other.

19. CAPTIONS. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

20. GOVERNING LAW. The plan shall be governed by the laws of Maryland, without reference to principles of conflict of laws.

21. EXECUTION. The Company has caused the Plan to be executed in the name and on behalf of the Company by an officer of the Company thereunto duly authorized as of this day of , 2007.

ANWORTH MORTGAGE ASSET CORPORATION, a Maryland corporation

By:

Name:

Title:

ANWORTH MORTGAGE ASSET CORPORATION AMERICAN STOCK TRANSFER AND TRUST COMPANY

6201 15TH AVENUE BROOKLYN, NY 11219

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11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Anworth Mortgage Asset Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ANWMG1

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY ANWORTH MORTGAGE ASSET CORPORATION THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 and 3.

Vote on Directors

1. To elect directors to hold office until the 2008 annual meeting of stockholders or until their successors are elected.

For All Withhold All For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

NOMINEES:

1) Lloyd McAdams

2) Lee A. Ault

3) Charles H. Black

4) Joe E. Davis

5) Robert C. Davis

6) Joseph E. McAdams

Vote on Proposals For Against Abstain For Against Abstain

2. To approve and adopt the Anworth Mortgage Asset Corporation 2007 Dividend Equivalent Rights Plan.

3. To ratify the appointment of BDO Seidman, LLP as our independent accountants and auditors for the fiscal year ending December 31, 2007.

Note: Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

For address changes and/or comments, please check this box and write them on the back where indicated. Yes No

Please indicate if you plan to attend this meeting.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS OF

ANWORTH MORTGAGE ASSET CORPORATION

MAY 24, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible

Please detach along perforated line and mail in the envelope provided.

ANWORTH MORTGAGE ASSET CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 24, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lloyd McAdams and Joseph E. McAdams, or either of them, each with full power of substitution, as proxies of the undersigned to attend the Annual Meeting of Stockholders of Anworth Mortgage Asset Corporation, to be held on Thursday, May 24, 2007 at 10:00 a.m. Pacific Time, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated on the reverse side.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF (A) NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 24, 2007, (B) THE ACCOMPANYING PROXY STATEMENT AND

(C) THE ANNUAL REPORT ON THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE 6 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 and 3.

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)